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                                                                  RULE 424(B)(3)
                                                      REGISTRATION NO. 333-18911


                     NEW ENGLAND INVESTMENT COMPANIES, L.P.


                                             PROSPECTUS SUPPLEMENT
                                             DATED JUNE 26, 1997, TO
                                             PROSPECTUS DATED FEBRUARY 13, 1997
                                             (AS SUPPLEMENTED BY A PROSPECTUS
                                             SUPPLEMENT DATED MARCH 20, 1997)

The following information is made a part of the above-referenced prospectus (the "Prospectus").

                              SELLING UNITHOLDERS

     The information contained in the Prospectus with respect to the following Selling Unitholder is updated as follows:

     The aggregate number of LP Units to be sold by Old Compton, L.P. is increased from 335,668 to 338,998, 335,668 of which have been sold prior to the date hereof. Following the sale by Old Compton, L.P. of all LP Units being offered, it will beneficially own 52,583 LP Units which will represent less than 1% of all LP Units outstanding.